Exhibit 4.1

Execution Copy

WARRANT

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

DECEMBER 15, 2008

Warrant to Purchase up to 300,000 shares of Common Stock of BioSante Pharmaceuticals Inc. (the “Company”).

In consideration for Kingsbridge Capital Limited (the “Investor”) agreeing to enter into that certain Common Stock Purchase Agreement, dated as of the date hereof, between the Investor and the Company (the “Agreement”), the Company hereby agrees that the Investor or any other Warrant Holder (as defined below) is entitled, on the terms and conditions set forth below, to purchase from the Company at any time during the Exercise Period (as defined below) up to 300,000 fully paid and non-assessable shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at the Exercise Price (as defined below), as the same may be adjusted from time to time pursuant to Section 6 hereof.  The resale of the shares of Common Stock or other securities issuable upon exercise or exchange of this Warrant is subject to the provisions of the Registration Rights Agreement.  Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

Section 1.               Definitions.

“Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under direct or indirect common control with any other Person.  For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term “controls” and “controlled” have meanings correlative to the foregoing.

“Closing Price” as of any particular day shall mean the closing price per share of the Common Stock as reported by the Principal Market on such day.

“Exercise Period” shall mean that period beginning six months after the date of this Warrant and continuing until the earlier of (i) the expiration of the five-year period thereafter, or (ii) a Funding Default, subject in each case to earlier termination in accordance with Section 6 hereof.

“Exercise Price” as of the date hereof shall mean $4.00 per Share, as the same may be adjusted in accordance with the terms hereof.

“Funding Default” shall mean a failure by Investor to accept a Draw Down Notice made by the Company and to acquire and pay for the Shares in accordance therewith within three (3) Trading Days following the delivery of such Shares to the Investor, provided such Draw Down Notice was made in accordance with the terms and conditions of the Agreement (including the satisfaction or waiver of the conditions to the obligation of the Investor to accept a Draw Down set forth in Article VII of the Agreement), provided further, that such failure was reasonably within the control of the Investor.

“Per Share Warrant Value” shall mean the difference resulting from subtracting the Exercise Price from the average of the Closing Prices on the five Trading Days immediately preceding the Exercise Date.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Market” shall mean the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“SEC” shall mean the United States Securities and Exchange Commission.

“Trading Day” shall mean any day other than a Saturday or a Sunday on which the Principal Market is open for trading in equity securities.

“Warrant Holder” shall mean the Investor or any permitted assignee or permitted transferee of all or any portion of this Warrant.

“Warrant Shares” shall mean those shares of Common Stock received or to be received upon exercise of this Warrant.

Section 2.               Exercise.

(a)           Method of Exercise.  This Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period, by the Warrant Holder by surrender of this Warrant, with the form of exercise attached hereto as Exhibit A completed and duly executed by the Warrant Holder (the “Exercise Notice”), to the Company at the address set forth in Section 10.4 of the Agreement, accompanied by payment of the Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the “Aggregate Exercise Price”).  The later of the date on which an Exercise Notice or payment of the Aggregate Exercise Price (unless this Warrant is exercised in accordance with Section 2(c) below) is received by the Company in accordance with this clause (a) shall be deemed an “Exercise Date.”

(b)           Payment of Aggregate Exercise Price.  Subject to paragraph (c) below, payment of the Aggregate Exercise Price shall be made by wire transfer of immediately available funds to an account designated by the Company.  If the amount of the payment received by the Company is less than the Aggregate Exercise Price, the Warrant Holder will be notified of the deficiency and shall make payment in that amount within three (3) Trading Days.  In the event the payment exceeds the Aggregate Exercise Price, the Company will refund the excess to the Warrant Holder within five (5) Trading Days of receipt.

(c)           Cashless Exercise.  In the event that the Warrant Shares to be received by the Warrant Holder upon exercise of the Warrant may not be resold pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws, the Warrant Holder may, as an alternative to payment of the Aggregate Exercise Price upon exercise in accordance with paragraph (b) above, elect to effect a cashless exercise by so indicating on the Exercise Notice and including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”).  If a registration statement on Form S-3 under the Securities Act or such other form as deemed appropriate by counsel to the Company for the registration for the resale by the Warrant Holder of (x) the shares of Common Stock of the Company that may be purchased under the Agreement, (y) the Warrant Shares, or (z) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, has been declared effective by the SEC and remains effective, the Company may, in its sole discretion, permit the Warrant Holder to effect a Cashless Exercise or require the Warrant Holder to pay the Exercise Price of the Warrant Shares being purchased by the Warrant Holder under this Warrant.  In the event of a Cashless Exercise, the Warrant Holder shall receive that number of shares of Common Stock determined by (i) multiplying the number of Warrant Shares for which this Warrant is being exercised by the Per Share Warrant Value and (ii) dividing the product by the average of the Closing Prices on the five Trading Days immediately preceding the Exercise Date, rounded to the nearest whole share.  The Company shall cancel the total number of Warrant Shares equal to the excess of the number of the Warrant Shares for which this Warrant is being exercised over the number of Warrant Shares to be received by the Warrant Holder pursuant to such Cashless Exercise.

(d)           Replacement Warrant.  In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder, reflecting such adjusted number of Warrant Shares.

Section 3.               Ten Percent Limitation.  The Warrant Holder may not exercise this Warrant such that the number of Warrant Shares to be received pursuant to such exercise aggregated with all other shares of Common Stock that are then beneficially owned or deemed to be beneficially owned by the Warrant Holder would result in (i) the Warrant Holder owning more than 9.9% of all of such Common Stock as would be outstanding on such Exercise Date, as determined in accordance with Section 13(d) of the Exchange Act or (ii) the Company being required to file any notification or report forms under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

Section 4.               Delivery of Warrant Shares.

(a)           Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) Trading Days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be deposited with the Depositary Trust Company via book-entry, the number of validly issued, fully paid and non-assessable Warrant Shares to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof.

(b)           This Warrant may not be exercised as to fractional shares of Common Stock.  In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall receive the number of shares rounded down to the nearest whole share.

Section 5.               Representations, Warranties and Covenants of the Company.

(a)           The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for and issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

(b)           The Company shall take all commercially reasonable action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder.

(c)           The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.  The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares.

(d)           From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all commercially reasonable action to ensure that the Common Stock remains listed or quoted on the Principal Market.

Section 6.               Adjustment of the Exercise Price.  The Exercise Price and, accordingly, the number of Warrant Shares issuable upon exercise of the Warrant, shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a)           Reclassification, Consolidation, Merger, Mandatory Share Exchange, Sale or Transfer.

(i)            Upon occurrence of any of the events specified in subsection (a)(ii) below (the “Adjustment Events”) while this Warrant is unexpired and not exercised in full, the Warrant Holder may in its sole discretion require the Company, or any successor or purchasing corporation, as the case may be, without payment of any additional consideration therefor, upon surrender by the Warrant Holder of the Warrant to be replaced, to execute and deliver to the Warrant Holder a new Warrant providing that the Warrant Holder shall have the right to exercise such new Warrant (upon terms not less favorable to the Warrant Holder than those then applicable to this Warrant) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money or property receivable upon such Adjustment Event by the holder of one share of Common Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to such Adjustment Event, and the Exercise Price shall be proportionately adjusted, as applicable, such that the aggregate amount to be paid by the Warrant Holder to acquire all of the Warrant Shares upon exercise after such Adjustment Event shall be equal to the aggregate amount to be paid by the Warrant Holder to acquire all of the Warrant Shares upon exercise prior to such Adjustment Event.  Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

(ii)           The Adjustment Events shall be (1) any reclassification or change of Common Stock (other than a change in par value, as a result of a subdivision or combination of Common Stock or in connection with an Excluded Merger or Sale), and (2) any consolidation, merger or mandatory share exchange of the Company with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change other than a change in par value or as a result of a subdivision or combination of Common Stock), other than (each of the following referred to as an “Excluded Merger or Sale”) a transaction involving (A) sale of all or substantially all of the assets of the Company, (B) any merger, consolidation or similar transaction where the consideration payable to the stockholders of the Company by the acquiring Person consists substantially of cash or publicly traded securities, or a combination thereof, or where the acquiring Person does not agree to assume the obligations of the Company under outstanding warrants (including this Warrant).  In the event of an Excluded Merger or Sale, the Company shall deliver a notice to the Warrant Holder at least 10 days before the consummation of such Excluded Merger or Sale, the Warrant Holder may exercise this Warrant at any time before the consummation of such Excluded Merger or Sale (and such exercise may be made contingent upon the consummation of such Excluded Merger or Sale), and any portion of this Warrant that has not been exercised before consummation of such Excluded Merger or Sale shall terminate and expire, and shall no longer be outstanding.

(b)           Subdivision or Combination of Shares.  If the Company, at any time while this Warrant is unexpired and not exercised in full, shall subdivide its Common Stock, the Exercise Price shall be proportionately reduced as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing its Common Stock, as of such record date, whichever is earlier.  If the Company, at any time while this Warrant is unexpired and not exercised in full, shall combine its Common Stock, the Exercise Price shall be proportionately increased as of the effective date of such combination, or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining its Common Stock, as of such record date, whichever is earlier.

(c)           Stock Dividends.  If the Company, at any time while this Warrant is unexpired and not exercised in full, shall pay a dividend or other distribution in shares of Common Stock to all holders of Common Stock, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such payment or other distribution by a fraction: (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.  The provisions of this subsection (c) shall not apply under any of the circumstances for which an adjustment is provided in subsections (a) or (b).

(d)           Liquidating Dividends, Etc.  If the Company, at any time while this Warrant is unexpired and not exercised in full, makes a distribution of its assets or evidences of indebtedness to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company’s assets (other than under the circumstances provided for in the foregoing subsections (a) through (c)), then the Warrant Holder shall be entitled to receive upon exercise of this Warrant in addition to the Warrant Shares receivable in connection therewith, and without payment of any consideration other than the Exercise Price, the kind and amount of such distribution per share of Common Stock multiplied by the number of Warrant Shares that, on the record date for such distribution, are issuable upon such exercise of the Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of Warrant Shares issuable), and an appropriate provision therefor shall be made a part of any such distribution.  The value of a distribution that is paid in other than cash shall be determined in good faith by the Board of Directors of the Company.  Notwithstanding the foregoing, in the event of a proposed dividend in liquidation or distribution to the stockholders made in respect of the sale of all or substantially all of the Company’s assets, the Company shall deliver a notice to the Warrant Holder at least 10 days before the date on which the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, at least 10 days before the date of such payment or other distribution), the Warrant Holder may exercise this Warrant at any time before such record date or the date of such payment or other distribution, as applicable, (and such exercise may be made contingent upon such payment or other distribution), and any portion of this Warrant that has not been exercised before such record date or the date of such payment or other distribution, as applicable, shall terminate and expire, and shall no longer be outstanding.

(e)           Adjustment for Spin Off.  If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or  operations or disposes all or a part of its assets in a transaction (a “Spin Off”) in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (“Spin Off Securities”) to be issued to all or substantially all holders of Common Stock, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof  which would have been issued to the Warrant Holder in the event that the entire unexercised portion of this Warrant outstanding on the record date (the “Record Date”) for determining the number of Spin Off Securities to be issued to holders of Common Stock had been exercised by the Warrant Holder as of the close of business on the Trading Day immediately prior to the Record Date (the “Reserved Spin Off Shares”), and (ii) to be issued to the Warrant Holder on the exercise of all or any unexercised portion of this Warrant, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the unexercised portion of this Warrant then being exercised, and (II) the denominator is the aggregate amount of the unexercised portion of this Warrant.

Section 7.               Notice of Adjustments.  Whenever the Exercise Price or number of Warrant Shares shall be adjusted pursuant to Section 6 hereof, the Company shall promptly prepare a certificate signed by its Chief Executive Officer or Chief Financial Officer setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company’s Board of Directors made any determination hereunder), and the Exercise Price and number of Warrant Shares purchasable at that Exercise Price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be delivered to the Warrant Holder by a means set forth in Section 10.4 of the Agreement.

Section 8.               No Impairment.  The Company will not, by amendment of its Charter or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution or issue or sale of securities, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against wrongful impairment.  Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares on the exercise of this Warrant.  Notwithstanding the foregoing, nothing in this Section 8 shall restrict or impair the Company’s right to effect any changes to the rights, preferences, privileges or restrictions associated with the Warrant Shares so long as such changes do not affect the rights, preferences, privileges or restrictions associated with the Warrant Shares in a manner adversely different from the effect that such changes have generally on the rights, preferences, privileges or restrictions associated with all other shares of Common Stock.

Section 9.                                            Rights As Stockholder.  Except as set forth in Section 6 above, prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings.

Section 10.                                      Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

Section 11.                                      Choice of Law.  This Warrant shall be construed under the laws of the State of New York.

Section 12.                                      Entire Agreement; Amendments.  Except for any written instrument concurrent or subsequent to the date hereof executed by the Company and the Investor, this Warrant, the Agreement and the Registration Rights Agreement contain the entire understanding of the parties with respect to the matters covered hereby and thereby.  No provision of this Warrant may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

Section 13.                                      Restricted Securities.

(a)                                  Registration or Exemption Required.  This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act in reliance upon the provisions of Section 4(2) thereof and Regulation D promulgated thereunder, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to this Warrant.  This Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

(b)                                 Legend.  Any replacement Warrants issued pursuant to Section 2 and Section 10 hereof and, unless a registration statement has been declared effective by the SEC and remains effective in accordance with the Securities Act with respect thereto, any Warrant Shares issued upon exercise hereof, shall bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR

PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.”

(c)                                  No Other Legend or Stock Transfer Restrictions.  No legend other than the one specified in Section 13(b) has been or shall be placed on the share certificates representing the Warrant Shares and no instructions or “stop transfer orders” (so called “stock transfer restrictions”) or other restrictions have been or shall be given to the Company’s transfer agent with respect thereto other than as expressly set forth in this Section 13.

(d)                                 Assignment.  Assuming the conditions of Section 13(a) above regarding registration or exemption have been satisfied, the Warrant Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant (each of the foregoing, a “Transfer”), in whole or in part, but only to an Affiliate of the Warrant Holder.  The Warrant Holder shall deliver a written notice to the Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be Transferred and the respective number of Warrant Shares to be covered by the warrants to be Transferred to each assignee.  The Company shall effect the Transfer within ten (10) days, and shall deliver to the Transferee(s) designated by the Warrant Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.  In connection with and as a condition of any such proposed Transfer, the Company may require (i) the Warrant Holder to provide an opinion of counsel to the Warrant Holder in form and substance reasonably satisfactory to the Company to the effect that the proposed Transfer complies with all applicable federal and state securities laws and (ii) any such Transferee to provide customary representations and warranties attendant to the acquisition of unregistered securities, including without limitation the Transferee’s investment intent and status as an “accredited investor” within the meaning of Regulation D.

(e)                                  Investor’s Compliance.  Nothing in this Section 13 shall affect in any way the Investor’s obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

Section 14.                                      Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be given in accordance with Section 10.4 of the Agreement.

Section 15.                                      Miscellaneous.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 16.                                      Company Call Right.

(a)                                  If a Funding Default occurs, the Company shall have the right to demand the surrender of this Warrant or any remaining portion thereof, Warrant Shares and/or cash from the Investor as follows (the “Call Right”):

(i)                                     If the Investor has not previously exercised this Warrant in full, then the Company shall have a right to demand the surrender of this Warrant, or remaining portion thereof, from the Investor without compensation, and the Investor shall promptly surrender this Warrant, or remaining portion thereof.  Following such demand for surrender, this Warrant shall automatically be deemed to have been canceled and shall have no further force or effect.

(ii)                                  If, prior to receiving a Call Right Notice (as defined below), the Investor has previously exercised this Warrant with respect to some or all of the Warrant Shares, and the Investor has not previously sold such Warrant Shares, then Company shall have a right to purchase from the Investor that number of shares of Common Stock equal to the number of shares of Common Stock issued in connection with the exercise(s) of the Warrant, at a repurchase price per share equal to the price per share paid by the Investor in connection with such exercise(s).  For greater certainty, (a) if Warrant Shares were exercised for cash, the purchase price per share under the Call Right shall be equal to the Exercise Price, (b) if Warrant Shares were exercised on a cashless exercise basis, the purchase price per share for such Warrant Shares under the Call Right shall be zero, and (c) if such Warrant Shares were exercised on both a cash and cashless exercise basis, the purchase price per share under the Call Right shall be equal to the total amount of cash paid in connection with such cash exercise(s) divided by the total number of shares of Common Stock issued in connection with all exercises of the Warrant (whether on a cash or cashless exercise basis).

(iii)                               If, prior to receiving a Call Right Notice, the Investor has previously exercised this Warrant with respect to some or all of the Warrant Shares, and the Investor subsequently sold such Warrant Shares, then the Investor shall remit to the Company the excess, if any, of (x) the proceeds received by the Investor through the sale of such Warrant Shares, over (y) the aggregate Exercise Price for such Warrant Shares.  In the event that the Investor obtained such Warrant Shares through a Cashless Exercise, then the Investor shall instead remit to the Company all proceeds received by the Investor through the sale of such Warrant Shares.  For the avoidance of doubt, in the event that the Investor has sold some or all of the Warrant Shares prior to receiving a Call Right Notice, then the right set forth in this paragraph (iii) shall constitute the sole Call Right of the Company with respect to such Warrant Shares which have been sold.

(b)                                 The Company may exercise the Call Right by delivering a notice (the “Call Right Notice”) to the Investor within thirty (30) days after the occurrence of a Funding Default.  On the tenth (10th) Trading Day following delivery of the Call Right Notice to the Investor, the Company shall tender the purchase price, if any, and Investor shall tender shares of Common Stock, if any, to be sold to the Company pursuant to the Call Right Notice, immediately following which the Company and the Investor shall consummate such purchase and sale.  The Call Right shall survive both the assignment of the Warrant by the Investor and the disposition of the Warrant Shares by the Investor following exercise of the Warrant.

[Remainder of Page Intentionally Left Blank.  Signature Page Follows.]

IN WITNESS WHEREOF, this Warrant was duly executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

BIOSANTE PHARMACEUTICALS INC.

By:	/s/Phillip B. Donenberg
Phillip B. Donenberg
Chief Financial Officer, Treasurer and Secretary

Investor acknowledges and agrees to the terms and conditions of this Warrant.

KINGSBRIDGE CAPITAL LIMITED

By:	/s/ Antony Gardner-Hillman
Antony Gardner-Hillman
Director

EXHIBIT A TO THE WARRANT

EXERCISE FORM

BIOSANTE PHARMACEUTICALS INC.

The undersigned hereby irrevocably exercises the right to purchase                                shares of Common Stock of BioSante Pharmaceuticals Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant, and (CIRCLE EITHER (i) or (ii)) (i) tenders herewith payment of the Aggregate Exercise Price with respect to such shares in full, in the amount of $                    , in cash, by certified or official bank check or by wire transfer for the account of the Company or (ii) elects, pursuant to Section 2(c) of the Warrant, to convert such Warrant into shares of Common Stock of the Company on a cashless exercise basis, all in accordance with the conditions and provisions of said Warrant.

The undersigned requests that stock certificates for such Warrant Shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to this Warrant, in the name of the registered Warrant Holder and delivered to the undersigned at the address set forth below.

Dated:

Signature of Registered Holder

Name of Registered Holder (Print)

Address

EXHIBIT B TO THE WARRANT

ASSIGNMENT

(To be executed by the registered Warrant Holder desiring to transfer the Warrant)

FOR VALUED RECEIVED, the undersigned Warrant Holder of the attached Warrant hereby sells, assigns and transfers unto the persons below named the right to purchase                                shares of Common Stock of BioSante Pharmaceuticals Inc. (the “Company”) evidenced by the attached Warrant and does hereby irrevocably constitute and appoint                                attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

Signature

Fill in for new Registration of Warrant:

Name

Address

Please print name and address of assignee (including zip code number)